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                                                                    EXHIBIT 3(i)

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                               G&K SERVICES, INC.

    The undersigned, President of G&K Services, Inc. (the "Company"), hereby certifies that the following Articles of Amendment and Restatement were approved by the Board of Directors (the "Board") pursuant to a meeting of the Board held August 30, 2001, and by the shareholders of the Company (the "Shareholders") pursuant to a meeting of the Shareholders held November 8, 2001, pursuant to the provisions of the Minnesota Business Corporation Act.

    1.   The name of the Company is G&K Services, Inc.

    2. The Articles of Incorporation are hereby amended and restated in their entirety to read as follows:

                                   ARTICLE I.

    The name of the Company shall be G&K SERVICES, INC.

                                   ARTICLE II.

    The purpose of this Company shall be general business purposes, including specifically but without limiting the generality of the foregoing, the purpose of carrying on and conducting a steam, general laundry, cleaning and dyeing, and linen supply business; to purchase or otherwise acquire the whole or any part of the property, business, goodwill, and to undertake or assume the whole or any part of the bonds, mortgages, leases, contracts, liabilities and obligations of any person, firm, corporation or organization, and pay for the same or any part thereof in cash, shares of capital stock, bonds, debentures, or obligations of this Company, or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor; to hold or in any manner dispose of the whole or any part of the property and assets so acquired or purchased, and to conduct in any lawful manner the whole or any part of the business so acquired; to acquire by purchase subscription or otherwise, and to hold as investment any bonds or other securities or evidence of indebtedness, or any shares of capital stock created or issued by any other corporation, to sell, pledge and deal in the same; to buy, sell, lease, improve and deal in real estate and personal property; and in general to transact such other things as may be incidental to or connected with any of the foregoing.

                                  ARTICLE III.

    The period of duration of this Company shall be perpetual.

                                   ARTICLE IV.

    The location of the post office address of the registered office of this Company in Minnesota shall be 5995 Opus Parkway, Suite 500, Minneapolis, Minnesota 55343.

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                                   ARTICLE V.

    (a) The total number of shares of stock which the Company shall have the authority to issue is Four Hundred Thirty Million (430,000,000) shares, which shall be classified as follows:

         (1) Four Hundred Million (400,000,000) shares of Class A Common Stock, $.50 par value per share; and

         (2) Thirty Million (30,000,000) shares of Class B Common Stock, $.50 par value per share.

    (b) The relative rights, powers, preferences, restrictions and other matters relating to the Class A Common Stock and the Class B Common Stock are hereby affixed as follows:

         (1) VOTING RIGHTS AND POWERS. With respect to all matters upon which Shareholders are entitled to vote and to which Shareholders are entitled to give consent, except as otherwise required by law, the holders of outstanding shares of Class A Common Stock and the holders of outstanding shares of Class B Common Stock shall vote together without regard to class, and every holder of outstanding shares of Class A Common Stock shall be entitled to cast thereon one
(1) vote in person or by proxy for each share of Class A Common Stock standing in his name and every holder of outstanding shares of Class B Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his name.

         (2)  DIVIDENDS AND DISTRIBUTIONS.

              (i) At any time shares of the Class B Common Stock are outstanding, as and when cash dividends may be declared by the Board of Directors, the cash dividend payable on shares of the Class A Common Stock shall in all cases be at least equal on a per share basis to the cash dividend payable on shares of the Class B Common Stock.

              (ii) Each share of the Class A Common Stock and each share of the Class B Common Stock shall be equal in respect of rights to dividends (except as set forth above) and distributions, when and as declared, in the form of stock or other property of the Company, except that in the case of dividends or other distributions payable in stock of the Company, including distributions pursuant to stock split-ups or divisions which occur after the initial issuance of shares of the Class B Common Stock by the Company pursuant to the exchange offer, only shares of the Class A Common Stock shall be distributed with respect to the Class A Common Stock and only shares of the Class B Common Stock shall be distributed with respect to the Class B Common Stock.

    After the initial issuance of shares of Class B Common Stock by the Company pursuant to the exchange offer, shares of the Class B Common Stock in the form of a distribution pursuant to a stock dividend, split-up or division of the shares of the Class B Common Stock to the then

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holders of the outstanding shares of the Class B Common Stock shall only be issued in conjunction with and in the same ratio as a stock dividend, split-up or division of the shares of the Class A Common Stock.

    In the case of any combination or reclassification of the Class A Common Stock, the shares of Class B Common Stock shall also be combined or reclassified so that the number of shares of Class B Common Stock outstanding immediately following such combination or reclassification shall bear the same relationship to the number of shares of Class B Common Stock outstanding immediately prior to such combination or reclassification as the number of shares of Class A Common Stock outstanding immediately following such combination or reclassification bears to the number of shares of Class A Common Stock outstanding immediately prior to such combination or reclassification.

              (iii) After the initial issuance of shares of Class B Common Stock by the Company pursuant to the exchange offer and the 10% stock dividend of Class A Common Stock as contemplated to be distributed following the exchange offer, the dividend and other distribution rights of Class A and Class B Common Stock and conversion rights of Class B Common Stock shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock and/or Class B Common Stock resulting from a stock split, stock dividend or other division, or reclassification, reorganization, reverse stock split or other combination.

         (3) OTHER RIGHTS. Except as otherwise required by law or as otherwise provided in the Articles of Incorporation, each share of the Class A Common Stock and each share of the Class B Common Stock shall have identical powers, preferences, restrictions and rights, including rights in liquidation.

         (4) CONVERSION. Outstanding shares of Class B Common Stock shall be convertible into shares of Class A Common Stock, on a share-for-share basis, at the option of the holder thereof, on and subject to the following terms and conditions:

              (i) The Company shall effect any such conversion as soon as practical after receipt from any such holder of shares of Class B Common Stock of: (aa) written notice to the Company of the request for conversion of shares of Class B Common Stock into shares of Class A Common Stock, which notice shall be addressed to the principal office of the Company or to the Company's designated transfer agent, shall state the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock, the numbers of the certificate or certificates representing the shares of Class B Common Stock to be so converted and the name or names in which such holder desires the certificate or certificates for such Class A Common Stock to be issued; and (bb) a certificate or certificates representing the number of shares of fully-paid and nonassessable Class B Common Stock to be converted into shares of Class A Common Stock duly endorsed for transfer with signature(s) guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association

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         of Securities Dealers, Inc. or by a commercial bank or trust company having an officer or correspondent in the United States.

              (ii) In the event the certificate or certificates for shares of Class B Common Stock delivered to the Company for conversion into shares of Class A Common Stock represent a number of shares greater than the number of shares of Class B Common Stock to be converted, the Company at the time of issuance of the certificate or certificates for shares of Class A Common Stock pursuant to the conversion request, shall issue and deliver to the holder requesting conversion, or to such Permitted Transferee (as hereinafter defined) as such holder may designate a certificate for shares of Class B Common Stock not being converted into shares of Class A Common Stock issued in the name of such holder, or such Permitted Transferee if so requested by such holder.

              (iii) The issuance of a certificate or certificates for shares of the Class A Common Stock upon conversion of shares of the Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of the Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the transfer agent or to the Company the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or the Company that such tax has been paid.

              (iv) Any such conversion shall be deemed to have been made at the close of business on the date of receipt by the Company or its transfer agent of the documents required by Section 4(i) above, and all rights of such holder shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of the Class A Common Stock are to be issued shall be treated for all purposes as having been the record holder or holders of such shares of Class A Common Stock at such time and shall have and may exercise all rights and powers pertaining thereto. No adjustment in respect of past cash dividends shall be made upon conversion of any share of the Class B Common Stock; provided, however, that if any shares of Class B Common Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution in shares of Class B Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or other distribution payable to holders of Class A Common Stock.

              (v) The Company shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as may be issuable upon conversion of all such outstanding shares of Class B Common Stock, provided the Company may deliver shares of Class A Common Stock which have previously been exchanged for shares of Class B Common Stock or

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         which are held in the treasury of the Company, for shares of Class B
         Common Stock to be converted.

              (vi) If any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Company will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

              (vii) All shares of Class A Common Stock which may be issued upon conversion of shares of Class B Common Stock will, upon issuance, be fully paid and nonassessable.

         (5) TRANSFER. No person holding shares of Class B Common Stock (hereinafter called a "Class B Holder") may transfer, and the Company shall not register the transfer of such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee of such Class B Holder, which term shall have the following meaning:

              (i) In the case of the Class B Holder who is a natural person holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means: (aa) the spouse of such Class B Holder; (bb) a lineal descendant of such Class B Holder, including adopted children of such Class B Holder (said lineal descendants, together with the Class B Holder and his or her spouse, are hereinafter referred to as such Class B Holder's "family members");
         (cc) the trustee of a trust for the benefit of one or more of such Class B Holder's family members; (dd) a corporation the outstanding capital stock of which is owned by, or a partnership, all of the partners of which are, one or more of such Class B Holder's family members, provided that if any share of capital stock of such corporation (or any survivor of a merger or consolidation of such a corporation), or any partnership interest in such a partnership, is acquired by any person who is not such Class B Holder's family member, all shares of Class B Common Stock then held by such corporation or partnership, as the case may be, shall be deemed without further act on anyone's part to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.

              (ii) In the case of a Class B Holder holding the shares of Class B Common Stock as trustee pursuant to a trust other than a trust described in Section 5(iii) below, "Permitted Transferee" means: (aa) the person who established such trust; and (bb) a Permitted Transferee of such trust determined pursuant to Section 5(i) above.

              (iii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust which was irrevocable on the record date for determining the persons to whom Class B Common Stock is first distributed by the Company, "Permitted Transferee" means any person to

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         whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise.

              (iv) In the case of a Class B Holder holding record (but not beneficial) ownership of the shares of Class B Common Stock in question as nominee for the person who was the beneficial owner thereof on the record date (as defined in Section 5(iii) above), "Permitted Transferee" means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to Section 5(i), 5(ii), or 5(iii) hereof, as the case may be.

              (v) In the case of a Class B Holder which is a partnership holding record and beneficial ownership of shares of Class B Common Stock in question, "Permitted Transferee" means any partner of such partnership.

              (vi) In the case of a Class B Holder which is a corporation holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means any stockholder of such corporation receiving shares of Class B Common Stock through a dividend or through a distribution made upon liquidation of such corporation and a survivor of a merger or consolidation of such corporation.

              (vii) In the case of a Class B Holder which is the estate of a deceased Class B Holder or which is the estate of a bankrupt or insolvent Class B Holder and provided such deceased, bankrupt or insolvent Class B Holder, as the case may be, held record or any beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to Sections 5(i), 5(ii), and 5(iii) above, as the case may be.

              (viii) "Permitted Transferee" includes any employee of the Company, any employee stock ownership plan of the Company, or any other plan or trust established by the Company for the benefit of its employees.

              (ix) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Paragraph (5). In the event of foreclosure or similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.

              (x)   For the purposes of this Paragraph:

                   (A) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

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                   (B)  Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

                   (C) A minor for whom shares of Class B Common Stock are held pursuant to the Uniform Gifts to Minor's Act or similar law shall be considered a Class B Holder of such shares.

                   (D) Unless otherwise specified, the term "person" means both natural persons and legal entities.

              (xi) Any purported transfer of shares of Class B Common Stock not permitted hereunder shall be void and of no effect and the purported transferee shall have no rights of a Shareholder of the Company and no other rights against or with respect to the Company. The Company may, as a condition of transfer or the registration and transfer of such shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. The Company may note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Paragraph (5).

              (xii) Shares of Class B Common Stock, issued initially pursuant to the exchange offer or at any time thereafter, shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares.

         (6) TERMINATION OF CERTAIN RIGHTS AND LIMITATIONS. At any time when there are less than 150,000 shares of Class B Common Stock outstanding, adjusted for stock splits, stock dividends or other divisions, or reclassifications, reorganizations, reverse stock splits or other combinations, and increased by any shares of Class B Common Stock issued after the shares of Class B Common Stock are initially issued to the then holders of Class A Common Stock pursuant to the initial exchange offer; then, in that event, any shares of Class B Common Stock which are then outstanding shall, without any action by the Board of Directors or the holder or holders thereof, automatically convert and become for all purposes shares of Class A Common Stock, and the provisions of these Articles of Incorporation which provide for different voting and dividend rights for the Class A Common Stock and the Class B Common Stock shall not be of any further force or effect. All shares of either or both the Class A Common Stock or the Class B Common Stock which are then outstanding shall have equal and general voting power in the election of directors and in all matters upon which Shareholders of the Company are entitled to vote or give consent, even if at such time there shall have been fixed by the Board of Directors a record date for voting at any meeting of Shareholders. If any cash dividends shall have been declared at such time but not paid, holders of the Class B Common Stock shall be entitled to the same cash dividend payable to the holders of the Class A Common Stock, and future cash dividends, as and when declared, shall be payable at the same rate for all shares of the one class of Class A Common Stock then outstanding. The Board of Directors is hereby

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authorized to take such actions, consistent with law, as it deems appropriate and advisable with respect to the replacement of certificates then outstanding evidencing ownership of Class B Common Stock, or otherwise, in order to carry into effect the foregoing provisions.

         (c) No holder of stock of this Company shall be entitled to any cumulative voting rights.

         (d) The Board of Directors shall have authority to fix the terms, provisions and conditions of and authorize the issuance of (i) rights to convert any securities of this Company into capital stock including the conversion basis or bases, and (ii) options to purchase or subscribe for shares of its capital stock including the option price or prices at which shares may be purchased or subscribed for.

         (e) The capital stock of this Company shall be issued in the manner, at such times, in such amounts, and for such consideration,in money or property, or both, as the Board of Directors may, from time to time, determine.

         (f) No holder of stock of this Company shall have any preferential, preemptive, or other rights of subscription to any shares of any class of stock of this Company allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible to any class of this Company, nor any right of subscription to any part thereof.

                                   ARTICLE VI.

         (a) NUMBER OF DIRECTORS.The management of the business and the affairs of this Company shall be vested in a Board of Directors, whose members need not be Shareholders. The number of directors shall be no less than three (3) nor more than twelve (12) and shall be established by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by a resolution adopted by the holders of at least eighty percent (80%) of the voting power of this Company's outstanding capital stock entitled to vote.

         (b) CLASSIFICATION OF DIRECTORS. The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes: Class I, Class II and Class III, which shall be as nearly as equal in number as possible; provided however, that the number of directors in any one class may not exceed the number of directors in any other class by more than one. Each director in Class I shall be elected to an initial term of one
(1) year, each director in Class II shall be elected to an initial term of two
(2) years and each director in Class III shall be elected to an initial term of three (3) years, and, with respect to directors in each class, each director shall be elected and serve until the election and qualification of such director's successor, or until such director's earlier resignation, death, or removal from office. Upon the expiration of the initial terms of office for each class of directors, the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed, and the directors of each class shall be elected for a term of three
(3) years to serve until the election and qualification of their successors, or until such directors' earlier resignation, death, or removal from office.

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         (c)  REMOVAL OF DIRECTORS. The shareholders may remove a director, at any time, with or without cause, but only if such removal is approved by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of capital stock of this Company entitled to vote on such removal. The Board of Directors of this Company, by the affirmative vote of a majority of the directors then holding office may remove a director, at any time, pursuant to the terms and provisions of Minnesota Statutes, Section 302A.223, subdivision 2 (or similar provision of future law).

         (d) VACANCIES. Newly created directorships resulting from any increase in the number of authorized directors or eliminated directorships resulting from any decrease in the number of authorized directors shall be apportioned by the Board of Directors among the Class I, Class II and Class III directors to keep the number of directors in each such class as nearly equal as reasonably possible; provided, however, that no decrease in the number of authorized directors shall shorten the term or effect the removal of any incumbent director except upon compliance with section (c) of this Article VI. Vacancies on the Board of Directors created by any increase in the number of authorized directors may be filled by the affirmative vote of a majority of the directors then holding office. A director so chosen shall hold office for a term expiring at the next annual meeting of Shareholders at which the term of office of the class of directors to which such director has been elected expires and until such director's successor shall have been duly elected and qualified. Any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal pursuant to section (c) of this Article VI, or other cause (other than a vacancy due to an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the directors then holding office, though less than a quorum. A director so chosen shall hold office for a term expiring at the next annual meeting of Shareholders at which the term of office of such director's predecessor expires and until such director's successor shall have been duly elected and qualified.

                                  ARTICLES VII.

         (a) LIMITATION OF LIABILITY OF DIRECTORS. No director of the Company shall be personally liable to the Company or any Shareholder for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law for: (i) breach of the director's duty of loyalty to the Company or its Shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) obligations under Minnesota Statutes Sections 302A.559 or 80A.23; (iv) any transaction from which the director derived an improper personal benefit, or (v) any act or omission occurring prior to the date when this Article VII becomes effective. Neither the amendment nor repeal of this paragraph, nor the adoption of any provision of these Restated Articles of Incorporation inconsistent with this paragraph, shall apply to or have any effect upon the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of any inconsistent provision.

         (b) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of

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the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, penalties, or excise taxes imposed with respect to an employee benefit plan, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, personal representatives and administrators. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

                                  ARTICLE VIII.

         (a) Except as set forth in paragraph (b) of this Article, the affirmative vote or consent of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of this Company entitled to vote shall be required:

              (i) to adopt any agreement for, or to approve, the merger or consolidation of the Company or any subsidiary (as hereinafter defined) with or into any Related Person (as hereinafter defined); or

              (ii) to authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any Related Person of all or substantially all of the assets of the Company or any subsidiary; or

              (iii) to authorize the issuance or transfer by the Company or any subsidiary of any voting securities of the Company or any subsidiary in exchange or payment for the securities or assets of any Related Person, if such authorization is otherwise required by law or by any agreement between the Company and any national securities exchange or by any other agreement to which the Company or any subsidiary is a party; or

              (iv)  to adopt any plan for the dissolution of the Company; or

              (v) to adopt any amendment, change or repeal of any of the provisions of this Article VIII.

         (b) The provisions of paragraph (a) of this Article shall not apply, and the provisions of the laws of the State of Minnesota shall apply to any transaction described therein if the Board of Directors by resolution shall have approved a memorandum of understanding with such Related Person setting forth the principal terms of such transaction and such transaction is

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substantially consistent therewith, provided that the resolution approving such memorandum of understanding is adopted by seventy percent (70%) of those members of the Board of Directors who were duly elected and acting members of the Board of Directors prior to the time such Related Person became the beneficial owner of five percent (5%) or more of the outstanding shares of stock of the Company entitled to vote in elections of directors.


         (c)  For purposes of this Article:

              (i) a "subsidiary" is any company more than forty-nine percent (49%) of the voting securities of which are owned, directly or indirectly, by the Company;

              (ii) a "person" is any individual, company, partnership or other entity;

              (iii) an "affiliate" of a specific person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the specified person; and

              (iv) a person is a "Related Person" if, as of the record date for the determination of Shareholders entitled to notice thereof and to vote or consent to proposed action, such person is, or at any time within the preceding twelve months has been, directly or indirectly through any affiliate, the beneficial owner of five percent (5%) or more of the outstanding shares of stock of the Company entitled to vote in elections of directors.

         (d) The Board of Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to such Board,

              (i)   whether any person is a Related Person; and

              (ii) whether a proposed transaction is substantially consistent with any memorandum of understanding of the character referred to in paragraph (b) of this Article.

         Any such determination shall be conclusive and binding for all purposes of this Article.

         (e) Notwithstanding any other provision of these Restated Articles of Incorporation or the Bylaws of this Company or the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws, the affirmative vote of at least 80% of the voting power of all of the outstanding shares of capital stock of this Company entitled to vote shall be required to amend, alter, change or repeal all or any portion of Article VI or this paragraph (e) of Article VIII.

         3. This amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

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

         IN WITNESS WHEREOF the undersigned has hereunto set his hand as of this 8th day of November, 2001.

                                   G&K SERVICES, INC.




                                   By:    /s/ Thomas R. Moberly
                                      -----------------------------------------
                                   Name:   Thomas R. Moberly
                                   Title: President and Chief Executive Officer

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